Exhibit 99.1

Ivanhoe Energy Reports Second Quarter 2014 Financial Results

Note:  All figures are quoted in U.S. dollars unless otherwise noted.

CALGARY, Aug. 11, 2014 /CNW/ - Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) today reported its financial results for the second quarter of 2014.

Second Quarter Financial Summary

Ivanhoe Energy filed its quarterly financial report on Form 10-Q with the U.S. Securities and Exchange Commission and its interim financial statements with the Canadian Securities Administrators for the quarter ended June 30, 2014.

(US$000s, except per share amounts) (unaudited)	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Net loss from continuing operations	(10,167)	(8,385)	(18,047)	(20,360)
Net loss per share, from continuing operations*	(0.09)	(0.07)	(0.16)	(0.18)

Net cash used in operating activities	(6,653)	(4,115)	(15,449)	(20,626)

Capital expenditures	161	4,604	1,112	12,137

Cash and cash equivalents (end of period)	4,634	49,293	4,634	49,293
Restricted cash	500	500	500	500

* Basic and diluted

Net loss from continuing operations for the six months ended June 30, 2014 was $18.0 million, which was $2.4 million lower compared to a net loss from continuing operations of $20.4 million incurred during the same period in 2013. The decrease is due to a $7.8 million decrease in general and administrative ("G&A") expenses and a $0.6 million net decrease in other expense items impacting net loss from continuing operations. These collective savings were offset by a $2.9 million decrease in foreign currency exchange gains, a $1.7 million decrease in deferred income tax recoveries and a $1.4 million increase in finance expense.

Net loss from continuing operations for the three months ended June 30, 2014 was $10.2 million, which was $1.8 million higher compared to the net loss from continuing operations of $8.4 million incurred during the same period in 2013.  The increase is primarily due to net change of $3.5 million in foreign currency exchange losses over the two periods offset by a $2.4 million decrease in G&A expenses due to various cost-reducing measures implemented by the company.

Net Cash Used In Operating Activities

Cash used in operating activities for the first six months of 2014 was $15.5 million, which is $5.1 million less compared to cash used in the same period of 2013 of $20.6 million. The decrease is primarily due to a $7.8 million reduction in G&A expenses for the six months ended June 30, 2014, as compared to the six months ended June 30, 2013 partially offset by a number of miscellaneous operating items reducing the impact of the corporate overhead reductions.

General and Administrative Expenses

General and administrative ("G&A") expenses for the first six months of 2014 were $13.3 million, as compared to $21.1 million incurred during the same period in 2013.  The decrease of $7.8 million is primarily due to $2.3 million decrease in staff costs related to severance and retention of key employees in the Asia segment incurred in 2013 as well as reduced staffing levels in 2014, $1.9 million decrease in legal costs, $1.5 million decrease in accrued bonuses as no bonuses were accrued in 2014, $1.2 million decrease in travel and business expenses due to reduced business activities and a $0.9 net decrease related to other miscellaneous G&A items.  The Company continues its efforts to restructure the business to further reduce G&A spending and extend its working capital reserves.

Capital Resources and Potential Share Consolidation

At June 30, 2014, Ivanhoe Energy had approximately $4.6 million in cash and cash equivalents. These reserves are sufficient to conduct base operations into the beginning of the fourth quarter.  Moreover, the Company continues to source alternatives to replenish its treasury in order to execute its business plan.  These alternatives range in form and complexity but all have the goal of establishing a solid financial base for the Company.

The Company has scheduled a special meeting of shareholders to be held on August 13, 2014. The purpose of the special meeting is to give shareholders the opportunity to approve a proposal to effect a share consolidation or reverse-split as a means of regaining compliance with NASDAQ's minimum bid price requirements prior to September 2, 2014. Details of the proposal are included in the proxy materials, dated July 13, 2014, mailed to shareholders of record as of July 11, 2014, filed with the SEC on July 18, 2014.

PROJECT AND HTL® UPDATES

Block 20 Project Update

Ivanhoe has disclosed previously in various official releases its joint venture strategy with the goal of financing the continued appraisal and development of Block 20.  Ivanhoe successfully attracted one of the world's largest national oil companies (NOC) that has experience working in Ecuador, to assess Ivanhoe's investment and the potential of Block 20.  This engagement resulted in an agreement in principle subject to the approval of the Ecuador government.  Structured commercially as a 'farm-in', the NOC will recognize Ivanhoe's investment to-date.  When the contract is signed, the NOC will become the majority partner and operator of Block 20.

Together, Ivanhoe and the NOC presented a joint proposal to the Government of Ecuador on March 21, 2014.  Due to the importance and size of Block 20, the Government has taken time to carefully consider its options for the development of Block 20 and has now directed a team to evaluate the development proposal and continue the negotiations for a new Service Contract with the Consortium.

Ivanhoe has negotiated with the government the process and terms for a termination by mutual agreement of the Specific Services Contract under which Ivanhoe has operated the Block since 2008 as well as the migration to a new Service Contract with the Consortium.  Ivanhoe and the NOC have worked diligently to assure that this process fully complies with the Government's protocol.

The NOC has recently advised Ivanhoe that some of its international projects, including the Block 20 project, are currently on hold and under review.  Ivanhoe anticipates that this delay will last until the end of the third quarter of 2014.

Tamarack

The Company continues to participate in industry wide initiatives to assist the Alberta Energy Regulator's (AER) in establishing a long term shallow SAGD Policy.  To this end, a senior Technical Executive from Ivanhoe will sit on the Canadian Association of Petroleum Producer's (CAPP) steering committee.  Feedback to the AER from this steering committee is anticipated to be delivered near the end of the third quarter. The Company has suspended spending and development on Tamarack until the new shallow SAGD regulations are known.  The Company continues to consider and investigate alternative technologies that can be used to develop the 2P reserves and resources of the Tamarack property.

Heavy to Light (HTL)

The Company advanced a number of discussions and business development opportunities during the second quarter.  Fruitful discussions were held with representatives from Ecopetrol in Colombia.  The Company is confident that commercial arrangements with third parties can be entered into which will lead to the construction of industrial size facilities that use Ivanhoe Energy's proprietary HTL technology.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTL®). Core operations are in Canada, United States, and Ecuador, with business development opportunities worldwide. Ivanhoe Energy trades on the Toronto Stock Exchange with the ticker symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN. For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, statements relating to the continued advancement of Ivanhoe Energy's projects, statements relating to the timing and amount of proceeds of agreed upon and contemplated disposition transactions, statements relating to anticipated capital expenditures,  statements relating to the timing and success of regulatory review applications, and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements.  Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTL® technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2013 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

SOURCE Ivanhoe Energy Inc.

%CIK: 0001106935

For further information:

Greg Phaneuf  (403) 261 1700
Bill Trenaman  (604) 331 9834

CO: Ivanhoe Energy Inc.

CNW 16:59e 11-AUG-14